EXHIBIT 99.1

Sysco Announces Election of Three New Directors

HOUSTON, Dec. 17, 2021 – Sysco Corporation (NYSE: SYY), the leading global foodservice distribution company, announced today that three new directors, Ali Dibadj, Jill M. Golder and Alison Kenney Paul, will join the company’s board of directors effective Jan. 1, 2022, expanding the size of the board to 13 members. These new directors were appointed in connection with the board’s ongoing refreshment efforts, and will stand for reelection at Sysco’s next Annual Meeting of Stockholders on Nov. 18, 2022.

Edward D. Shirley, Sysco’s chairman of the board, said, “We are very pleased to welcome Ali, Jill and Alison to our board. Together, their strong leadership, new perspectives and critical knowledge from experiences across a range of industries will be extremely valuable to Sysco as the company works to achieve its customer-centric Recipe for Growth strategy.”

Ali Dibadj, 46, is currently the Chief Financial Officer (CFO) and Head of Strategy at AllianceBernstein Holding L.P. (AB) since February 2021. Previously, he served as AB’s Head of Finance and Head of Strategy from April 2020 to February 2021, and in 2019, Mr. Dibadj co-led AB’s Strategy Committee to help senior management chart the strategic vision and course of action for the firm. He joined AB in 2006 as a Senior Research Analyst, where he was ranked #1 twelve times for his coverage of consumer companies. Prior to that, he spent almost a decade in management consulting, including at McKinsey & Company. Over his nearly 25-year career, Mr. Dibadj has gained substantial experience in finance and accounting, leadership, communications, investor relations, risk management, mergers and acquisitions and strategy development.

Jill M. Golder, 59, most recently served as Senior Vice President and CFO of Cracker Barrel Old Country Store, Inc. from June 2016 to December 2020. Previously, she served in finance leadership roles at Ruby Tuesday, Inc., including as Executive Vice President and CFO from June 2014 to April 2016. Prior to that, Ms. Golder spent 23 years at Darden Restaurants, Inc., where she served in finance positions of increasing responsibility for several Darden brands, including Senior Vice President of Finance for Olive Garden, Smokey Bones, Specialty Restaurant Group and Red Lobster. Ms. Golder is a skilled foodservice finance executive with deep expertise in the areas of accounting, audit, financial reporting, communications, investor relations, distribution, supply chain and risk management.

Alison Kenney Paul, 63, has served as Managing Director, Global Alliances of Google Inc. since August 2021, leading a cross-functional team and go-to-market strategy for Alphabet’s Google Cloud business unit. Previously, she served Deloitte as Vice Chairman and U.S. Leader of the U.S. Retail and Wholesale Distribution practice from August 2008 to June 2021, and as a Senior Manager in the Consumer and Retail Industry focusing on Strategy and Operations from 2002 to August 2008. Throughout her career at both corporations and professional services firms, as well as early- and mid-stage startups, Ms. Paul has developed extensive experience in the areas of executive leadership, finance, human resources, talent management, global operations, marketing, sales and merchandising, strategy development and digital technology and cybersecurity.

About Sysco

Sysco is the global leader in selling, marketing and distributing food products to restaurants, healthcare and educational facilities, lodging establishments and other customers who prepare meals away from home. Its family of products also includes equipment and supplies for the foodservice and hospitality industries. With more than 58,000 associates, the company operates 343 distribution facilities worldwide and serves more than 650,000 customer locations. For fiscal 2021 that ended July 3, 2021, the company generated sales of more than $51 billion. Information about our CSR program, including Sysco’s 2021 Corporate Social Responsibility Report, can be found at www.sysco.com/csr2021report.

For more information, visit www.sysco.com or connect with Sysco on Facebook at www.facebook.com/SyscoFoods. For important news and information regarding Sysco, visit the Investor Relations section of the company’s Internet home page at investors.sysco.com, which Sysco plans to use as a primary channel for publishing key information to its investors, some of which may contain material and previously non-public information. In addition, investors should continue to review our news releases and filings with the SEC. It is possible that the information we disclose through any of these channels of distribution could be deemed to be material information.

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